UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2017
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Hudson Pacific Properties, Inc.
Hudson Pacific Properties, L.P.
(Exact name of registrant as specified in its charter)

Maryland (Hudson Pacific Properties, Inc.)	27-1430478 (Hudson Pacific Properties, Inc.)
Maryland (Hudson Pacific Properties, L.P.)	80-0579682 (Hudson Pacific Properties, L.P.)
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

11601 Wilshire Blvd., Ninth Floor Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc. (the “Company”), a Maryland corporation, and Hudson Pacific Properties, L.P. (the “Operating Partnership”), a Maryland limited partnership of which the Company serves as the sole general partner.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on May 24, 2017. At the Annual Meeting, the Company’s stockholders approved the Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan (the “Amended Plan”), which amends and restates the Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan, as amended (the “Original Plan”). The Amended Plan was adopted by the Company’s Board of Directors (the “Board”) on March 8, 2017, subject to receiving stockholder approval at the Annual Meeting.
The Amended Plan makes the following material changes to the Original Plan:

•	Increases the number of fungible units available by 15,000,000 fungible units; and

•	Imposes a $500,000 limit on the total aggregate value of cash and equity-based awards granted under the Amended Plan to any non-employee director during any calendar year.

The terms and conditions of the Amended Plan are described in the section entitled “Proposal No. 2—Approval of the Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan” (the “Stockholder Proposal”) in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2017. The terms and conditions of the Amended Plan in the Stockholder Proposal do not purport to be a complete description of the Amended Plan, and are qualified in their entirety by reference to the complete text of the Amended Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The voting results from the Company’s Annual Meeting were as follows:

1.
Each of the following ten directors was elected to our Board to serve until the next annual meeting of stockholders in 2018 or until their respective successors are elected and qualified, and received the number of votes set forth below. For each director, there were 2,150,673 broker non-votes.

Name	For	Against	Abstain
Victor J. Coleman	143,912,616	2,730,349	36,348
Theodore R. Antenucci	118,400,356	28,238,725	40,232
Frank Cohen	145,390,117	1,248,964	40,232
Richard B. Fried	143,772,110	2,866,971	40,232
Jonathan M. Glaser	143,845,102	2,793,979	40,232
Robert L. Harris II	145,766,355	872,326	40,632
Mark D. Linehan	144,463,001	2,175,680	40,632
Robert M. Moran, Jr.	118,178,962	28,435,143	65,208
Michael Nash	145,391,734	1,247,347	40,232
Barry A. Porter	118,036,255	28,602,826	40,232

2.
An amendment to increase the share reserve under the Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan was approved by a vote of 129,003,347 shares in favor, 17,634,473 shares against, and 41,493 shares abstaining. There were 2,150,673 broker non-votes.

3.
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2017 fiscal year was approved by a vote of 146,952,831 shares in favor, 1,840,502 shares against, and 36,653 shares abstaining. There were no broker non-votes.

4.
An advisory resolution approving the Company’s executive compensation was approved by a vote of 128,119,912 shares in favor, 18,513,298 shares against, and 46,103 shares abstaining. There were 2,150,673 broker non-votes.

5.
An advisory vote on the frequency of future advisory votes on the Company’s executive compensation was held and the frequency that received the most votes was one year. The results of the vote were as follows: 133,943,279 shares in favor of one year, 16,444 shares in favor of two years, 12,670,758 shares in favor of three years, and 48,832 shares abstaining. There were 2,150,673 broker non-votes. In light of the voting results with respect to the frequency of shareholder votes on executive compensation, our Board has decided that the Company will hold an annual advisory vote on the compensation of named executive officers.

6.
A stockholder proposal requesting the Board to prepare a report regarding diversity on the Board was approved by a vote of 117,442,332 shares in favor, 21,109,453 shares against, and 8,127,528 shares abstaining. There were 2,150,673 broker non-votes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date: May 25, 2017	By:	/s/ MARK T. LAMMAS
Mark T. Lammas
Chief Operating Officer, Chief Financial Officer and Treasurer